Exhibit 99.1

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2011 UNLESS EXTENDED (THE “EXPIRATION DATE”).

LETTER OF TRANSMITTAL

OFFERS TO EXCHANGE

3 1/2% Senior Notes Due 2016 which have been registered under the Securities Act of 1933,

For Any and All outstanding 3 1/2% Senior Notes Due 2016,

5 1/8% Senior Notes Due 2021 which have been registered under the Securities Act of 1933,

For Any and All outstanding 5 1/8% Senior Notes Due 2021, and

6 1/2% Senior Notes Due 2041 which have been registered under the Securities Act of 1933,

For Any and All outstanding 6 1/2% Senior Notes Due 2041

of

MARATHON PETROLEUM CORPORATION

Deliver to:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., EXCHANGE AGENT

By Hand or Overnight Delivery:	By Registered or Certified Mail:	Facsimile Transmission Number:
The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street, Lobby Window New York, New York 10286 Attention: Mrs. Carolle Montreuil	The Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, New York 10286 Attention: Mrs. Carolle Montreuil	(For Eligible Institutions Only) (212) 298-1915 Confirm Receipt of Facsimile by Telephone: (212) 815-5920

Your delivery of this letter of transmittal will not be valid unless you deliver it to one of the addresses, or transmit it to the facsimile number, set forth above. Please carefully read this entire document, including the instructions, before completing this letter of transmittal. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO MARATHON PETROLEUM CORPORATION.

By completing this letter of transmittal, you acknowledge that you have received our prospectus dated                     , 2011 and this letter of transmittal, which together constitute the “Exchange Offer.” This letter of transmittal and the prospectus have been delivered to you in connection with Marathon Petroleum’s offers to exchange minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in principal amount at maturity of our:

(i)

3 1/2% senior notes due 2016, which have been registered (the “2016 Exchange Notes”) under the Securities Act of 1933 (the “Securities Act”), for any and all outstanding 3 1/2% senior notes due 2016 and originally issued in a private offering on February 1, 2011 (the “Outstanding 2016 Notes”),

(ii)

5 1/8% senior notes due 2021, which have been registered under the Securities Act (the “2021 Exchange Notes”), for any and all outstanding 5 1/8% senior notes due 2021 and originally issued in a private offering on February 1, 2011 (the “Outstanding 2021 Notes”), and

(iii)

6 1/2% senior notes due 2041, which have been registered under the Securities Act (the “2041 Exchange Notes,” and together with the 2016 Exchange Notes and the 2021 Exchange Notes, the “Exchange Notes”), for any and all outstanding 6 1/2% senior notes due 2041 and originally issued in a private offering on February 1, 2011 (the “Outstanding 2041 Notes.”)

The Outstanding 2016 Notes, Outstanding 2021 Notes and Outstanding 2041 Notes will be referred to collectively in this letter as the “Outstanding Notes.” Currently, $3,000,000,000 in principal amount of the Outstanding Notes are issued and outstanding.

Marathon Petroleum reserves the right, at any time or from time to time, to extend this exchange offer at its discretion, in which event the Expiration Date will mean the latest date to which the offers to exchange are extended.

This letter of transmittal is to be completed by the Holder (this term is defined below) of Outstanding Notes if:

(1)	the Holder is delivering certificates for Outstanding Notes with this document, or

(2)	the tender of certificates for Outstanding Notes will be made by book-entry transfer to the account maintained by The Bank of New York Mellon Trust Company, N.A., the exchange agent, for the Outstanding Notes and the Exchange Notes, at The Depository Trust Company (“DTC”) according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedure for Tendering Notes.” Please note that delivery of documents required by this letter of transmittal to DTC does not constitute delivery to the exchange agent.

A Holder may also tender its Outstanding Notes by means of DTC’s Automated Tenders Over the Participant Terminal System (“ATOP”), subject to the terms and procedures of that system. If delivery is made through ATOP, the Holder must transmit any agent’s message to the exchange account at DTC. The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the Holder agrees to be bound by the letter of transmittal and that Marathon Petroleum may enforce the letter of transmittal against the Holder.

You must tender your Outstanding Notes according to the guaranteed delivery procedures described in this document if:

(1)	your Outstanding Notes are not immediately available;

(2)	you cannot deliver your Outstanding Notes, this letter of transmittal and all required documents to the exchange agent on or before the Expiration Date; or

(3)	you are unable to transmit to and have this letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, received by the exchange agent on or before the Expiration Date (unless you otherwise send an agent’s message through ATOP).

More complete information about guaranteed delivery procedures is contained in the prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.” You should also read Instruction 1 to determine whether or not this section applies to you.

As used in this letter of transmittal, the term “Holder” means (1) any person in whose name Outstanding Notes are registered on the books of Marathon Petroleum, (2) any other person who has obtained a properly executed bond power from a registered Holder or (3) any person whose Outstanding Notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC. If you decide to tender your Outstanding Notes, you must complete this entire letter of transmittal.

You must follow the instructions in this letter of transmittal—please read this entire document carefully. If you have questions or need help, or if you would like additional copies of the prospectus and this letter of transmittal, you should contact the exchange agent at (212) 815-5920 or at its address set forth above.

Please describe your Outstanding Notes below.

DESCRIPTION OF OUTSTANDING NOTES
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDERS(S) (PLEASE COMPLETE, IF BLANK)	SERIES OF NOTES	CERTIFICATE NUMBER(S)	AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING NOTES REPRESENTED BY CERTIFICATE(S)	PRINCIPAL AMOUNT OF OUTSTANDING NOTES TENDERED*

Total
*	You will be deemed to have tendered the entire principal amount of Outstanding Notes represented in the column labeled “Aggregate Principal Amount of Outstanding Notes Represented by Certificate(s)” unless you indicate otherwise in the column labeled “Principal Amount of Outstanding Notes Tendered.”

If you need more space, list the certificate numbers and principal amount of Outstanding Notes on a separate schedule, sign the schedule and attach it to this letter of transmittal.

☐	CHECK HERE IF YOU HAVE ENCLOSED OUTSTANDING NOTES WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF YOU WILL BE TENDERING OUTSTANDING NOTES BY BOOK-ENTRY TRANSFER MADE TO THE EXCHANGE AGENT’S ACCOUNT AT DTC.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE DELIVERING TENDERED OUTSTANDING NOTES THROUGH A NOTICE OF GUARANTEED DELIVERY AND HAVE ENCLOSED THAT NOTICE WITH THIS LETTER OF TRANSMITTAL.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION:

Name(s) of Registered Holder(s) of Outstanding Notes:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution that Guaranteed Delivery:

Account Number (if delivered by book-entry transfer):

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name of Broker-Dealer:

Address to which copies of the Prospectus are to be delivered:

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if: (1) certificates for untendered Outstanding Notes are to be issued in the name of someone other than you; (2) certificates for Exchange Notes issued in exchange for tendered and accepted Outstanding Notes are to be issued in the name of someone other than you; or (3) Outstanding Notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC.

Issue Certificate(s) to:

Name
(PLEASE PRINT)

Address

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 4, 5 AND 6)

Complete this section ONLY if certificates for untendered Outstanding Notes, or Exchange Notes issued in exchange for tendered and accepted Outstanding Notes, are to be sent to someone other than you, or to you at an address other than the address shown above.

Mail and deliver Certificate(s) to:

Name
(PLEASE PRINT)

Address

(INCLUDE ZIP CODE)

(PLEASE ALSO COMPLETE FORM W-9)

Ladies and Gentlemen:

According to the terms and conditions of the Exchange Offer, I hereby tender to Marathon Petroleum Corporation, a Delaware corporation (“Marathon Petroleum”), the principal amount of Outstanding Notes indicated above. At the time Marathon Petroleum accepts these notes, and exchanges them for the same principal amount of Exchange Notes, I will sell, assign, and transfer to Marathon Petroleum all right, title and interest in and to the Outstanding Notes I have tendered. I am aware that the exchange agent also acts as the agent of Marathon Petroleum. By executing this document, I irrevocably appoint the exchange agent as my agent and attorney-in-fact for the tendered Outstanding Notes with full power of substitution to:

1. deliver certificates for the Outstanding Notes, or transfer ownership of the Outstanding Notes on the account books maintained by DTC, to Marathon Petroleum and deliver all accompanying evidences of transfer and authenticity to Marathon Petroleum; and

2. present the Outstanding Notes for transfer on the books of Marathon Petroleum, receive all benefits and exercise all rights of beneficial ownership of these Outstanding Notes, according to the terms of the Exchange Offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

I represent and warrant that I have full power and authority to tender, sell, assign and transfer the Outstanding Notes that I am tendering. I represent and warrant that Marathon Petroleum will acquire good and unencumbered title to the Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and that the Outstanding Notes will not be subject to any adverse claim at the time Marathon Petroleum acquires them. I further represent that:

1. Any Exchange Notes I will acquire in exchange for the Outstanding Notes I have tendered will be acquired in the ordinary course of business;

2. I have not engaged in, do not intend to engage in, and have no arrangement with any person to engage in, a distribution of any Exchange Notes issued to me;

3. I am not an “affiliate” (as defined in Rule 405 under the Securities Act) of Marathon Petroleum;

4. I am not a broker-dealer tendering Outstanding Notes acquired directly from Marathon Petroleum for my own account;

5. I am not prohibited by any law or policy of the Securities and Exchange Commission from participating in the Exchange Offer; and

6. If I am a broker-dealer participating in the Exchange Offer with respect to the Outstanding Notes acquired for my own account as a result of market-making activities or other trading activities, I have not entered into any arrangement or understanding with Marathon Petroleum or an affiliate of Marathon Petroleum to distribute the Exchange Notes.

I understand that the Exchange Offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the Securities and Exchange Commission. These letters provide that the Exchange Notes issued in exchange for the Outstanding Notes in the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder of Exchange Notes, unless that person is an “affiliate” of Marathon Petroleum within the meaning of Rule 405 under the Securities Act who does not comply with the registration and prospectus delivery provisions of the Securities Act. The Exchange Notes must be acquired in the ordinary course of the Holder’s business and the Holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

If I am a broker-dealer that will receive Exchange Notes for my own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, I acknowledge that I will deliver a prospectus in connection with any resale of the Exchange Notes, and that Marathon Petroleum has informed me that I may be deemed an “underwriter” within the meaning of the Securities Act. However, by this acknowledgment and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Upon request, I will execute and deliver any additional documents deemed by the exchange agent or Marathon Petroleum to be necessary or desirable to complete the assignment, transfer and purchase of the Outstanding Notes I have tendered.

I understand that Marathon Petroleum will be deemed to have accepted validly tendered Outstanding Notes when Marathon Petroleum gives oral or written notice of acceptance to the exchange agent.

If, for any reason, any tendered Outstanding Notes are not accepted for exchange in the Exchange Offer, certificates for those unaccepted Outstanding Notes will be returned to me without charge at the address shown below or at a different address if one is listed under “Special Delivery Instructions.” Any unaccepted Outstanding Notes which had been tendered by book-entry transfer will be credited to an account at DTC, promptly after the Expiration Date.

All authority granted or agreed to be granted by this letter of transmittal will survive my death, incapacity or, if I am a corporation or institution, my dissolution. Every obligation under this letter of transmittal is binding upon my heirs, personal representatives, successors and assigns.

I understand that tenders of Outstanding Notes according to the procedures described in the prospectus under the heading “The Exchange Offer—Procedure for Tendering Notes” and in the instructions included in this document constitute a binding agreement between myself and Marathon Petroleum subject to the terms and conditions of the Exchange Offer.

Unless I have described other instructions in this letter of transmittal under the section “Special Issuance Instructions,” please issue the certificates representing Exchange Notes issued and accepted in exchange for my tendered and accepted Outstanding Notes in my name, and issue any replacement certificates for Outstanding Notes not tendered or not exchanged in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the Exchange Notes issued in exchange for tendered and accepted Outstanding Notes and any certificates for Outstanding Notes that were not tendered or not exchanged, as well as any accompanying documents, to me at the address shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the Exchange Notes issued in exchange for my tendered and accepted Outstanding Notes in the name(s) of, and/or return any Outstanding Notes that were not tendered or exchanged and send such certificates to, the person(s) so indicated. I understand that if Marathon Petroleum does not accept any of the tendered Outstanding Notes for exchange, Marathon Petroleum has no obligation to transfer any Outstanding Notes from the name of the registered Holder(s) according to my instructions in the “Special Issuance Instructions” and “Special Delivery Instructions” sections of this document.

PLEASE SIGN HERE WHETHER OR NOT

OUTSTANDING NOTES ARE BEING PHYSICALLY TENDERED HEREBY

(Date)

Signature(s) of Registered Holder(s) or Authorized Signatory	(Date)

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

The above lines must be signed by the registered Holder(s) of Outstanding Notes as their name(s) appear(s) on the certificate for the Outstanding Notes or by person(s) authorized to become registered Holders(s) by a properly completed bond power from the registered Holder(s). A copy of the completed bond power must be delivered with this letter of transmittal. If any Outstanding Notes tendered through this letter of transmittal are held of record by two or more joint Holders, then all such Holders must sign this letter of transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by Marathon Petroleum, submit evidence satisfactory to Marathon Petroleum of such person’s authority to act on behalf of the Holder. See Instruction 4 for more information about completing this letter of transmittal.

Name(s):

Capacity:

Address:

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution, if required by Instruction 4:

(Title)

(Name of Firm)

Dated                     , 2011

INSTRUCTIONS

PART OF THE TERMS AND CONDITIONS OF THE

EXCHANGE OFFER

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND OUTSTANDING NOTES. The tendered Outstanding Notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this letter of transmittal or an agent’s message through ATOP and any other required documents must be received by the exchange agent at its address listed on the cover of this document before 5:00 p.m., New York City time, on the Expiration Date. YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. WHILE THE METHOD OF DELIVERY IS AT YOUR RISK AND CHOICE, Marathon Petroleum RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE RATHER THAN REGULAR MAIL. YOU SHOULD SEND YOUR DOCUMENTS WELL BEFORE THE EXPIRATION DATE TO ENSURE RECEIPT BY THE EXCHANGE AGENT. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. DO NOT SEND YOUR OUTSTANDING NOTES TO Marathon Petroleum.

If you wish to tender your Outstanding Notes, but:

(a) your Outstanding Notes are not immediately available; or

(b) you cannot deliver your Outstanding Notes, this letter of transmittal and all required documents to the exchange agent before the Expiration Date; or

(c) you are unable to transmit to and have this letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, received by the exchange agent on or before the Expiration Date and have otherwise chosen not to send an agent’s message through ATOP;

you must tender your Outstanding Notes according to the guaranteed delivery procedure. A summary of this procedure follows, but you should read the section in the prospectus titled “The Exchange Offer—Guaranteed Delivery Procedures” for more complete information. As used in this letter of transmittal, an “Eligible Institution” is any participant in a Recognized Signature Guarantee Medallion Program within the meaning of Rule 17Ad-15 of the Exchange Act.

For a tender made through the guaranteed delivery procedure to be valid, the exchange agent must receive a properly completed and duly executed Notice of Guaranteed Delivery or a facsimile of that notice before 5:00 p.m., New York City time, on the Expiration Date. The Notice of Guaranteed Delivery must be delivered by an Eligible Institution and must:

(a) state your name and address;

(b) list the certificate numbers and principal amounts of the Outstanding Notes being tendered;

(c) state that tender of your Outstanding Notes is being made through the Notice of Guaranteed Delivery; and

(d) guarantee that this letter of transmittal, the certificates representing the Outstanding Notes, or a confirmation of DTC book-entry transfer, and all other required documents will be deposited with the exchange agent by the Eligible Institution within three New York Stock Exchange trading days after the Expiration Date.

The exchange agent must receive your Outstanding Notes certificates, or a confirmation of DTC book-entry, in proper form for transfer, this letter of transmittal and all required documents within three New York Stock Exchange trading days after the Expiration Date or your tender will be invalid and may not be accepted for exchange.

Marathon Petroleum has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered Outstanding Notes, and its decision will be final and binding. Marathon Petroleum’s interpretation of the terms and conditions of the Exchange Offer, including the instructions contained in this letter of transmittal and in the prospectus under the heading “The Exchange Offer—Conditions to the Exchange Offer,” will be final and binding on all parties.

Marathon Petroleum has the absolute right to reject any or all of the tendered Outstanding Notes if:

(1) the Outstanding Notes are not properly tendered; or

(2) in the opinion of counsel, the acceptance of those Outstanding Notes would be unlawful.

Marathon Petroleum may also decide to waive any conditions, defects or invalidity of tender of Outstanding Notes and accept such Outstanding Notes for exchange. Any defect or invalidity in the tender of Outstanding Notes that is not waived by Marathon Petroleum must be cured within the period of time set by Marathon Petroleum.

It is your responsibility to identify and cure any defect or invalidity in the tender of your Outstanding Notes. Your tender of Outstanding Notes will not be considered to have been made until any defect is cured or waived. Neither Marathon Petroleum, the exchange agent nor any other person is required to notify you that your tender was invalid or defective, and no one will be liable for any failure to notify you of such a defect or invalidity in your tender of Outstanding Notes. Promptly after the Expiration Date, the exchange agent will return to the Holder tendering any Outstanding Notes that were invalidly tendered if the defect of invalidity has not been cured or waived.

2. TENDER BY HOLDER. You must be a Holder of Outstanding Notes in order to participate in the Exchange Offer. If you are a beneficial holder of Outstanding Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this letter of transmittal on his, her or its behalf. Before completing and executing this letter of transmittal and delivering the registered Holder’s Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name, or obtain a properly executed bond power from the registered Holder. The transfer of registered ownership of Outstanding Notes may take a long period of time.

3. PARTIAL TENDERS. If you are tendering less than the entire principal amount of Outstanding Notes represented by a certificate, you should fill in the principal amount you are tendering in the third column of the box entitled “Description of Outstanding Notes.” The entire principal amount of Outstanding Notes listed on the certificate delivered to the exchange agent will be deemed to have been tendered unless you fill in the appropriate box. If the entire principal amount of all Outstanding Notes is not tendered, a certificate will be issued for the principal amount of those untendered Outstanding Notes not tendered.

Unless a different address is provided in the appropriate box on this letter of transmittal, certificate(s) representing Exchange Notes issued in exchange for any tendered and accepted Outstanding Notes will be sent to the registered Holder at his or her registered address, promptly after the Outstanding Notes are accepted for exchange. In the case of Outstanding Notes tendered by book-entry transfer, any untendered Outstanding Notes and any Exchange Notes issued in exchange for tendered and accepted Outstanding Notes will be credited to accounts at DTC.

4. SIGNATURES ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES.

•

If you are the registered Holder of the Outstanding Notes tendered with this document, and are signing this letter of transmittal, your signature must match exactly with the name(s) written on the face of the Outstanding Notes. There can be no alteration, enlargement or change in your signature in any manner. If certificates representing the Exchange Notes, or certificates issued to replace any Outstanding Notes you have not tendered are to be issued to you as the registered Holder, do not endorse any tendered Outstanding Notes, and do not provide a separate bond power.

•

If you are not the registered Holder, or if Exchange Note or any replacement Outstanding Note certificates will be issued to someone other than you, you must either properly endorse the Outstanding Notes you have tendered or deliver with this letter of transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•

If you are signing this letter of transmittal but are not the registered Holder(s) of any Outstanding Notes listed on this document under the “Description of Outstanding Notes,” the Outstanding Notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered Holder(s) exactly as it appears on the Outstanding Notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•

If this letter of transmittal, any Outstanding Notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by Marathon Petroleum, evidence satisfactory to Marathon Petroleum of that person’s authority to act must be submitted with this letter of transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•	All signatures on this letter of transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•

If this letter of transmittal is signed by the registered Holder(s) of the Outstanding Notes tendered with this letter of transmittal and such Holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions;” or

•	If the Outstanding Notes are tendered for the account of an Eligible Institution.

5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If different from the name and address of the person signing this letter of transmittal, you should indicate, in the applicable box or boxes, the name and address where Outstanding Notes issued in replacement for any untendered or tendered but unaccepted Outstanding Notes should be issued or sent. If replacement Original Notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6. TRANSFER TAXES. Marathon Petroleum will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes in the Exchange Offer. However, transfer taxes will be payable by you (or by the tendering Holder if you are signing this letter on behalf of a tendering Holder) if:

•

certificates representing Exchange Notes or notes issued to replace any Outstanding Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, a person other than the registered Holder; or

•	tendered Outstanding Notes are registered in the name of any person other than the person signing this letter of transmittal; or

•

a transfer tax is imposed for any reason other than the exchange of Outstanding Notes according to the Exchange Offer. If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering Holder. Until those transfer taxes are paid, Marathon Petroleum will not be required to deliver any Exchange Notes required to be delivered to, or at the direction of, such tendering Holder.

Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the Outstanding Notes listed in this letter of transmittal.

7. FORM W-9. You must provide the exchange agent with a correct Taxpayer Identification Number (“TIN”) for the Holder on the enclosed Form W-9. If the Holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Form W-9, you may be subject to 28% backup withholding on certain payments made to the Holders of Exchange Notes. Certain Holders, such as corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. For additional information, please read the General and Specific Instructions on Form W-9. To prove to the exchange agent that a foreign individual qualifies as an exempt Holder, the foreign individual must submit a Form W-8, signed under penalties of perjury, certifying as to that individual’s exempt status. You can obtain a Form W-8 from the exchange agent.

8. WAIVER OF CONDITIONS. Marathon Petroleum may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the Exchange Offer. The conditions applicable to tenders of Outstanding Notes in the Exchange Offer are described in the prospectus under the heading “The Exchange Offer—Conditions.”

9. MUTILATED, LOST, STOLEN OR DESTROYED OUTSTANDING NOTES. If your Outstanding Notes have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address listed on the cover page of this document for further instructions.

10. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. If you have questions, need assistance or would like to receive additional copies of the prospectus or this letter of transmittal, you should contact the exchange agent at the address listed in the prospectus. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

(DO NOT WRITE IN SPACE BELOW)

CERTIFICATE SURRENDERED	OUTSTANDING NOTES TENDERED	OUTSTANDING NOTES ACCEPTED

Delivery Prepared by:

Checked by:

Date: